UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Capital Bank Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-1454759
(State of Incorporation or Organization)	(IRS Employer Identification Number)

121 Alhambra Plaza, Suite 1601 Coral Gables, Florida	33134
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-175108

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Each Class)

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Class A common stock, par value $0.01 per share (the “Common Stock”), of Capital Bank Financial Corp., a Delaware corporation (the “Company”), is set forth under “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-175108), initially filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2011 (as amended, the “Registration Statement”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Capital Bank Financial Corporation

Dated: September 18, 2012	By:	/s/ Christopher G. Marshall
	Name:	Christopher G. Marshall
	Title:	Chief Financial Officer